AMENDED AND RESTATED
SEVERANCE PROTECTION AGREEMENT

THIS AGREEMENT (the “Agreement”) made as of the ____ day of ___________, 2008, by and between CommScope, Inc. (the “Corporation”), and ________________ (the “Executive”).

WHEREAS, the Board of Directors of the Corporation (the “Board”) recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distraction of the Corporation’s key management personnel because of the uncertainties inherent in such a situation;

WHEREAS, the Board has determined that it is essential and in the best interest of the Corporation and its stockholders for the Corporation to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive’s continued dedication and efforts in such event without undue concern for the Executive’s personal financial and employment security;

WHEREAS, in order to induce the Executive to remain in the employ of the Corporation, particularly in the event of a threat or the occurrence of a Change in Control, the Corporation desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event the Executive’s employment is terminated under circumstances described herein;

WHEREAS, the Executive and the Corporation are parties to a prior Severance Protection Agreement (the “Original Agreement”); and

WHEREAS, the Executive and the Corporation desire to amend and restate the Original Agreement to comply with Section 409A of the Internal Revenue Code and the regulations and other interpretive guidance issued thereunder, and to make certain other changes to the Original Agreement.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.           Term of Agreement.  This Agreement shall commence as of ___________, 2008 (the “Effective Date”) and shall continue in effect until December 31, 2011 (the “Term”); provided, however, that on January 1, 2010, and on each January 1 thereafter, the Term shall automatically be extended for one (1) year unless either the Executive or the Corporation shall have given written notice to the other at least ninety (90) days prior thereto that the Term shall not be so extended; provided, further, however, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of twenty-four (24) months after such occurrence.

2.           Termination of Employment.  If, during the Term, the Executive’s employment with the Corporation and its Affiliates shall be terminated within twenty-four (24) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

(a)           If the Executive’s employment with the Corporation and its Affiliates shall be terminated (x) by the Corporation for Cause or Disability, (y) by reason of the Executive’s death, or (z) by the Executive other than for Good Reason, the Corporation shall pay to the Executive the following:

(1)           his Accrued Compensation;

(2)           any bonus or incentive compensation that has been earned but not paid prior to the Termination Date;

(3)           in addition to the amounts described in Sections 2(a)(1) and (2), if the Executive’s employment is terminated by the Corporation for Disability, the Corporation shall pay to the Executive a Pro Rata Bonus; and

(4)           in addition to the amounts described in Sections 2(a)(1) and (2), if the Executive’s employment is terminated by reason of the Executive’s death, the Corporation shall pay to the Executive’s beneficiaries a Pro Rata Bonus.

The Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the Corporation’s employee benefits plans and other applicable programs and practices then in effect.

(b)           If the Executive’s employment with the Corporation and its Affiliates shall be terminated for any reason other than as specified in Section 2(a), the Executive shall be entitled to the following:

(1)           the Corporation shall pay the Executive all Accrued Compensation;

(2)           the Corporation shall pay the Executive a Pro Rata Bonus and any bonus or incentive compensation that has been earned but not paid prior to the Termination Date;

(3)           the Corporation shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount equal to [two (2)] [one and one-half (1 and 1/2)] times the sum of (A) the Executive’s Base Amount and (B) the Executive’s Bonus Amount;

(4)           for [twenty-four (24)] [eighteen (18)] months after such termination (the “Continuation Period”), the Corporation shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization coverages and benefits provided to the Executive immediately prior to the Change in Control or, if greater, the coverages and benefits provided at any time thereafter.  The coverages and benefits (including deductibles and costs) provided in this Section 2(b)(4) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries, than the most favorable of such coverages and benefits referred to above.  The Corporation’s obligation hereunder with respect to the foregoing coverages and benefits shall be reduced to the extent that the Executive obtains any such coverages and benefits pursuant to a subsequent employer’s benefit plans, in which case the Corporation may reduce any of the coverages or benefits it is required to provide the Executive hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder.  This Section 2(b)(4) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Corporation’s employee benefit plans, programs or practices following the Executive’s termination of employment, including without limitation, retiree medical and life insurance benefits;

(5)           If, at the end of the Continuation Period, the Executive is not employed by another employer (including self-employment), the Executive will receive for up to six (6) months, an amount equal to one-twelfth (1/12) of the sum of (A) the Executive’s Base Amount and (B) the Executive’s Bonus Amount, payable at the end of each of the six (6) calendar months following the end of the Continuation Period; provided however, that such payments will immediately cease upon the Executive’s employment (including self-employment) by a subsequent employer.  In addition, the coverages and benefits described in Section 2(b)(4) shall be continued until the earlier of (x) six (6) months after the end of the Continuation Period or (y) such time that the Executive obtains any such coverages or benefits pursuant to a subsequent employer’s benefit plans;

(6)           the Corporation shall pay or reimburse the Executive for the costs, fees and expenses of outplacement assistance services (not to exceed twenty-five (25%) of the sum of (A) the Executive’s Base Amount and (B) the Executive’s Bonus Amount) provided by any outplacement agency selected by the Executive;

(7)           the Corporation shall pay or reimburse the Executive up to $2,000 for tax and financial planning services in respect of the calendar year in which the payments provided for in Section 2(b)(3) are paid to the Executive; and

(8)           the Corporation shall pay or reimburse the Executive for the cost of relocation (in accordance with the Corporation’s relocation policy) to the Executive’s place of residence immediately prior to any relocation the Executive made for purposes of employment by the Corporation after July 1, 1995.

(c)           If the Executive’s employment is terminated by the Corporation other than for Cause at any time prior to the date of a Change in Control and such termination (A) occurred after the Corporation entered into a definitive agreement, the consummation of which would constitute a Change in Control or (B) the Executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control (a “Third Party”), such termination shall be deemed to have occurred after a Change in Control.

(d)           (1)         Gross-Up Payment.  In the event that it shall be determined that any payment (other than the payment provided for in this Section 2(d)) or distribution of any type to or for the benefit of the Executive, by the Corporation, any Affiliate of the Corporation, any Person who acquires ownership or effective control of the Corporation or ownership of a substantial portion of the Corporation’s assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder) or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

(2) Determination By Accountant.  All mathematical determinations, and all determinations as to whether any of the Total Payments are “parachute payments” (within the meaning of Section 280G of the Code), that are required to be made under this Section 2(d), including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Section 2(d)(2), shall be made by an independent accounting firm selected by the Executive from among the six (6) largest accounting firms in the United States (the “Accounting Firm”), which shall provide its determination (the “Determination”), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Corporation and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Corporation or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax).  If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Corporation with an opinion reasonably acceptable to the Executive and the Corporation that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his federal income tax return.  If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Corporation by the Accounting Firm.  Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive, absent manifest error.  As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Corporation should have been made (“Underpayment”), or that Gross-Up Payments will have been made by the Corporation which should not have been made (“Overpayments”).  In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred.  In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the Executive as a result of such Underpayment) shall be promptly paid by the Corporation to or for the benefit of the Executive.  In the case of an Overpayment, the Executive shall, at the direction and expense of the Corporation, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Corporation, and otherwise reasonably cooperate with the Corporation to correct such Overpayment, provided, however, that (i) the Executive shall not in any event be obligated to return to the Corporation an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Section 2(d)(1), which is to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Executive repaying to the Corporation an amount which is less than the Overpayment. The fees and expenses of the Accounting Firm shall be paid by the Corporation.

(3)         Any Gross-Up Payment shall be paid no later than the last day of the Executive’s taxable year next following the Executive’s taxable year in which the taxes imposed in respect of which the Gross-Up Payment is being made are remitted to the applicable taxing authority.

(e)           Subject to Section 2(i), the amounts provided for in Sections 2(a) and 2(b)(1), (2) and (3) shall be paid in a single lump sum cash payment within ten (10) days after the Executive’s Termination Date (or earlier, if required by applicable law).

(f)           The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Sections 2(b)(4) and 2(b)(5).

(g)           The severance pay and benefits provided for in this Section 2 shall be in lieu of any other severance pay to which the Executive may be entitled under any severance plan or any other plan, agreement or arrangement of the Corporation or any of its Affiliates.

(h)           To the extent that any benefits to be provided to the Executive pursuant to Sections 2(b)(4), (5), (6), (7) and (8) of this Agreement are considered nonqualified deferred compensation and are reimbursements subject to Treasury Regulation Section 1.409A-3(i)(1)(iv),  then, notwithstanding to the contrary contained herein, (1) the reimbursement of eligible expenses related to such benefits shall be made on or before the last day of the Executive’s taxable year following the Executive’s taxable year in which the expense was incurred and (2) the provision of such benefits (including reimbursements therefor) during any taxable year of the Executive shall not be increased or decreased to reflect the amount of benefits provided in a prior or subsequent taxable year of the Executive.

(i)           Certain Delayed Payments.  (1) Notwithstanding anything to the contrary contained herein, if the Executive is a “specified employee” for purposes of Section 409A of the Code and regulations and other interpretive guidance issued thereunder (“Section 409A”), any payments required to be made pursuant to Sections 2(a)(2), (3) or  (4), or pursuant to Sections 2(b)(2), (3) or (5), shall not commence until one day after the day which is six (6) months after the Executive’s Termination Date (the “Delay Period”), with the first payment equaling the total of all payment that would have been paid during the Delay Period but for the application of Section 409A to such payments.

(2)          To the extent that benefits to be provided to the Executive pursuant to Sections 2(b)(4), (5), (6), (7), (8) and Section 4 of this Agreement are not (A) “disability pay,” “death benefit” plans or non-taxable medical benefits within the meaning of Treasury Regulation Section 1.409A-1(a)(5) or (B) other benefits not considered nonqualified deferred compensation under that regulation or Treasury Regulation Section 1.409A-1(b)(9)(v), such provision of benefits shall be delayed until the end of the Delay Period, unless the Executive’s termination occurs by reason of the Executive’s death.  Notwithstanding the foregoing, to the extent that the previous sentence applies to the provision of any ongoing benefits that would not be required to be delayed if the premiums or costs thereof were paid by the Executive, the Executive shall pay the full premium or cost for such benefits during the Delay Period.  The Corporation shall pay the Executive an amount equal to the amount of such premiums and costs paid by the Executive during the Delay Period within ten (10) days after the end of the Delay Period.

(3)         To the extent that any benefits to be provided to the Executive pursuant to Sections 2(b)(4), (5), (6), (7) and (8), Section 4 or any other section of this Agreement are considered nonqualified deferred compensation and are reimbursements subject to Treasury Regulation Section 1.409A-3(i)(1)(iv), then (i) the reimbursement of eligible expenses related to such benefits shall be made on or before the last day of the Executive’s taxable year following the Executive’s taxable year in which the expense was incurred and (ii) notwithstanding anything to the contrary in this Agreement or any plan providing for such benefits, the amount of expenses eligible for reimbursement during any taxable year of the Executive shall not affect the expenses eligible for reimbursement in any other taxable year.

3.           Notice of Termination.  Following a Change in Control, any intended termination of the Executive’s employment by the Corporation shall be communicated by a Notice of Termination from the Corporation to the Executive, and any intended termination of the Executive’s employment by the Executive for Good Reason shall be communicated by a Notice of Termination from the Executive to the Corporation.

4.           Fees and Expenses. The Corporation shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive within the six (6) year period following the date of the Executive’s termination of employment as they become due as a result of (a) the termination of the Executive’s employment by the Corporation or by the Executive for Good Reason (including all such fees and expenses, if any, incurred in contesting, defending or disputing the basis for any such termination of employment), (b) the Executive’s hearing before the Board as contemplated in Section 13.6 of this Agreement or (c) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Corporation under which the Executive is or may be entitled to receive benefits.

5.           Notice.  For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including any Notice of Termination) shall be in writing, shall be signed by the Executive if to the Corporation or by a duly authorized officer of the Corporation if to the Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation.  All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

6.           Nature of Rights.  Except as provided in Section 2(g), nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any Affiliate of the Corporation and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Corporation or any Affiliate of the Corporation.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any Affiliate of the Corporation shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

7.           Settlement of Claims.  The Corporation’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Corporation may have against the Executive or others.

8.   Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Corporation.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

9.           Successors; Binding Agreement.

                                           (a)           This Agreement shall be binding upon and shall inure to the benefit of the Corporation and its respective Successors and Assigns.  The Corporation shall require its respective Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place.

                                           (b)             Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

10.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina without giving effect to the conflict of laws principles thereof.  Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of North Carolina.

11.          Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                            12.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, including, without limitation, the Original Agreement, and all understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

                            13.           Definitions.

13.1.             Accrued Compensation.  For purposes of this Agreement, “Accrued Compensation” shall mean all amounts of compensation for services rendered to the Corporation or any of its Affiliates that have been earned or accrued through the Termination Date but that have not been paid as of the Termination Date including (a) base salary, (b) reimbursement for reasonable and necessary business expenses incurred by the Executive on behalf of the Corporation or of its Affiliates of the Corporation during the period ending on the Termination Date and (c) vacation pay; provided, however, that Accrued Compensation shall not include any amounts described in clause (a) that have been deferred pursuant to any salary reduction or deferred compensation elections made by the Executive.

13.2.             Affiliate.  For purposes of this Agreement, “Affiliate” means, with respect to any Person, any entity, directly or indirectly, controlled by, controlling or under common control with such Person.

13.3.             Base Amount.  For purposes of this Agreement, “Base Amount” shall mean the Executive’s annual base salary at the rate in effect as of the date of a Change in Control or, if greater, at any time thereafter, determined without regard to any salary reduction or deferred compensation elections made by the Executive.

13.4.             “Beneficial Owner,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficially Owning” shall have the meanings applicable under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

13.5.             Bonus Amount.  For purposes of this Agreement, “Bonus Amount” shall mean the target annual bonus payable to the Executive under the Incentive Plan in respect of the fiscal year of the Corporation immediately prior to that in which the Termination Date occurs.

13.6.             Cause.  For purposes of this Agreement, a termination of employment is for “Cause” if the Executive has been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive:

(a)           intentionally and continually failed substantially to perform his reasonably assigned duties with the Corporation and its Affiliates (other than a failure resulting from the Executive’s incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Corporation, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or

(b)           intentionally engaged in conduct which is demonstrably and materially injurious to the Corporation and its Affiliates; provided, however, that no termination of the Executive’s employment shall be for Cause as set forth in this Section 13.6(b) until (1) there shall have been delivered to the Executive a copy of a written notice, signed by a duly authorized officer of the Corporation, setting forth that the Executive was guilty of the conduct set forth in this Section 13.6(b) and specifying the particulars thereof in detail, and (2) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive’s counsel if the Executive so desires).

No act, nor failure to act, on the Executive’s part, shall be considered “intentional” unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive’s action or failure to act was in the best interest of the Corporation and its Affiliates.  Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given to the Corporation by the Executive shall constitute Cause for purposes of this Agreement.

13.7.             Change in Control.  “Change in Control” shall mean any of the following:

 (a)           an acquisition (other than directly from the Corporation) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of more than thirty-three percent (33%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Corporation’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Corporation (for purposes of this definition, a “Related Entity”), (ii) the Corporation or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)           the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (i) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (ii) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Corporation’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)           the consummation of:

(1)           a merger, consolidation or reorganization (x) with or into the Corporation or (y) in which securities of the Corporation are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A)           the shareholders of the Corporation immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the Surviving Corporation, if there is no Parent Corporation or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)           no Person other than (1) the Corporation or another corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Corporation or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of thirty-three percent (33%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of thirty-three percent (33%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

(2)           a complete liquidation or dissolution of the Corporation; or

(3)           the sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Corporation’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Corporation which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Corporation and, after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                                            13.8.             Corporation.  For purposes of this Agreement, all references to the Corporation shall include its Successors and Assigns.

13.9.             Disability.  For purposes of this Agreement, “Disability” shall mean a physical or mental infirmity which impairs the Executive’s ability to substantially perform his duties with the Corporation for six (6) consecutive months, and within the time period set forth in a Notice of Termination given to the Executive (which time period shall not be less than thirty (30) days), the Executive shall not have returned to full-time performance of his duties; provided, however, that if the Corporation’s Long Term Disability Plan, or any successor plan (the “Disability Plan”), is then in effect, the Executive shall not be deemed disabled for purposes of this Agreement unless the Executive is also eligible for “Total Disability” (as defined in the Disability Plan) benefits (or similar benefits in the event of a successor plan) under the Disability Plan.

13.10.           Good Reason. (a)  For purposes of this Agreement, “Good Reason” shall mean the occurrence after a Change in Control of any of the following events or conditions:

(1)           a change in the Executive’s status, title, position or responsibilities (including reporting responsibilities) which, in the Executive’s reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive’s reasonable judgment, are inconsistent with his status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

(2)           a reduction in the Executive’s annual base salary below the Base Amount;

(3)           the relocation of the offices of the Corporation at which the Executive is principally employed to a location more than twenty-five (25) miles from the location of such offices immediately prior to the Change in Control, or the Corporation’s requiring the Executive to be based anywhere other than such offices, except to the extent the Executive was not previously assigned to a principal location and except for required travel on the Corporation’s business to an extent substantially consistent with the Executive’s business travel obligations at the time of the Change in Control;

(4)           the failure by the Corporation to pay to the Executive any portion of the Executive’s current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Corporation in which the Executive participated, within seven (7) days of the date such compensation is due

(5)           the failure by the Corporation to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating immediately prior to the Change in Control, including, but not limited to, any of the plans listed in Appendix A hereto, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which the Executive was participating immediately prior to the Change in Control;

(6)           the failure of the Corporation to obtain from its Successors or Assigns the express assumption and agreement required under Section 9 hereof; or

(7)           any purported termination of the Executive’s employment by the Corporation which is not effected pursuant to a Notice of Termination satisfying the terms set forth in the definition of Notice of Termination (and, if applicable, the terms set forth in the definition of Cause).

(b)           Any event or condition described in Section 13.10(a)(1) through (6) which occurs at any time prior to the date of a Change in Control and (A) which  occurred after the Corporation entered into a definitive agreement, the consummation of which would constitute a Change in Control or (B) which the Executive reasonably demonstrates was at the request of a Third Party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to a Change in Control.

13.11.              Incentive Plan.  For purposes of this Agreement, “Incentive Plan” shall mean the CommScope, Inc. Annual Incentive Plan, or any successor annual incentive plan, maintained by the Corporation.

13.12.             Notice of Termination.  For purposes of this Agreement, following a Change in Control, “Notice of Termination” shall mean a written notice of termination of the Executive’s employment, signed by the Executive if to the Corporation or by a duly authorized officer of the Corporation if to the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

13.13.             Person.  For purposes of this Agreement, “Person” shall mean a person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

13.14.             Pro Rata Bonus.  For purposes of this Agreement, “Pro Rata Bonus” shall mean the actual bonus paid or payable to the Executive under the Incentive Plan in respect of the fiscal year of the Corporation immediately prior to that in which the Executive’s Termination Date occurs, multiplied by a fraction, the numerator of which is the number of days through the Termination Date that the Executive was employed by the Corporation in the year in which the Termination Date occurs, and the denominator of which is 365.

13.15.             Shares.  For purposes of this Agreement, “Shares” shall mean the common stock, par value $0.01 per share, of the Corporation and any other securities into which such shares are changed or for which such shares are exchanges.

13.16.             Subsidiary.  For purposes of this Agreement, “Subsidiary” shall mean a corporation as defined in Section 424(f) (or a successor provision to such section) of the Code, and regulations and rulings thereunder, with the Corporation being treated as the employer corporation for purposes of this definition.

13.17.             Successors and Assigns.  For purposes of this Agreement, “Successors and Assigns” shall mean, with respect to the Corporation, a corporation or other entity acquiring all or substantially all the assets and business of the Corporation, whether by operation of law or otherwise.

13.18.             Termination Date.  For purposes of this Agreement, “Termination Date” shall mean (a) in the case of the Executive’s death, his date of death, (b) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period) and (c) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be more than sixty (60) days, from the date such Notice of Termination is given); provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination in good faith notifies the other party that a dispute exists concerning the basis for the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken).  Notwithstanding the pendency of any such dispute, the Corporation shall continue to pay the Executive his Base Amount and continue the Executive as a participant in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, dental, life insurance and disability benefit plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section 13.18 whether or not the dispute is resolved in favor of the Corporation, and the Executive shall not be obligated to repay to the Corporation any amounts paid or benefits provided pursuant to this sentence.  Notwithstanding the foregoing, for purposes of this Agreement, the Executive shall be considered to have terminated employment with the Corporation when the Executive incurs a “separation from service” with the Corporation within the meaning of Section 409A(a)(2)(A)(i) of the Code, and applicable administrative guidance issued thereunder.

13.19.             Voting Power.  For purposes of this Agreement, “Voting Power” shall mean the combined voting power of the then outstanding Voting Securities.

13.20.             Voting Securities.  For purposes of this Agreement, “Voting Securities” shall mean, with respect to the Corporation or any Subsidiary, any securities issued by the Corporation or such Subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by their duly authorized officers and the Executive has executed this Agreement as of the day and year first above written.

COMMSCOPE, INC.

By:

By: